UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26, 2021

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN	55112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Definitive Material Agreement.

Carrier Purchase Agreement

On July 26, 2021, APi Group Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Carrier Global Corporation (“Carrier”), Carrier Investments UK Limited (“Seller”) and Chubb Limited (“Chubb”).

Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, the Company has agreed to acquire, and Seller has agreed to sell, the Chubb fire and security business (the “Business”), through the acquisition of Chubb for a purchase price of U.S.$ 3,100,000,000 (the “Purchase Price”) (the “Acquisition”). As described in greater detail in the Purchase Agreement, the Purchase Price will be: (i) increased or decreased to the extent the amount of the Working Capital (as defined in the Purchase Agreement) of the Business as of the closing of the transactions contemplated by the Purchase Agreement (the “Closing”) is higher or lower than the target working capital amount specified in the Purchase Agreement; and (ii) decreased by the amount of the Net Indebtedness (as defined in the Purchase Agreement) as of the Closing.

Pursuant to the Purchase Agreement, the Company has not agreed to acquire any part of the Business in France, but the Company has granted a put option to Carrier (the “Put Option”) with respect to such business, which may be exercised by Carrier subject to, and only following completion of, required works council consultations in France.

The Closing is subject to certain customary closing conditions, including (1) the receipt of certain regulatory approvals pursuant to any Competition and Foreign Investment Laws (as defined in the Purchase Agreement), (2) the absence of any injunction or other judgment that prevents, restrains or prohibits the Closing and (3) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, each of the parties to the Purchase Agreement. In addition, the Purchase Agreement provides that the exercise by Carrier of the Put Option shall be a condition to the obligations of Carrier to cause the Closing to occur. Under the Purchase Agreement, the Closing will occur (1) on the first Business Day (as defined in the Purchase Agreement) of the month following the month during which all closing conditions have been satisfied or waived, or (2) such other date as Carrier and Purchaser may agree. The Purchase Agreement provides that, in certain circumstances, the Company or Carrier may elect to defer the Closing to the first Business Day of the second month following the month during which all closing conditions have been satisfied or waived. The Closing is not subject to a financing condition or to the approval of Carrier’s stockholders.

The Purchase Agreement contains termination rights for each of the Company and Carrier, including the right to terminate if the transactions contemplated by the Purchase Agreement have not been completed by July 26, 2022, which date may be extended by either party, in increments of 30 days, to October 26, 2022 (the “Outside Date”) in certain circumstances where certain regulatory approvals remain the only conditions to Closing that have not been satisfied, unless the party seeking to terminate has breached any material covenant or obligation under the Purchase Agreement and such breach is the cause of the failure of the Closing to occur.

In the Purchase Agreement, the Company and Carrier have made customary representations and warranties and have agreed to customary covenants relating to the sale. From the date of the Purchase Agreement until the Closing, Carrier is required to use commercially reasonable efforts to conduct the Business in all material respects in the ordinary course of business and to comply with certain covenants regarding the operation of the Business. For three years following the termination of the initial service period (not to exceed twelve months) under the transition services agreement (which will be entered into by the parties at Closing), neither Carrier nor any of its subsidiaries will directly or indirectly engage in certain activities competitive with the Business, as detailed in the Purchase Agreement.

Subject to certain limitations, the Company and Carrier have agreed to indemnify each other for losses arising from certain breaches of the Purchase Agreement and certain other liabilities.

The Purchase Price will be funded by a combination of cash on hand, the Private Placement (as described below) and new debt issuance. The Company currently expects the Acquisition to close around year-end 2021, subject to satisfaction of specified closing conditions.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Purchase Agreement has been filed to provide investors and securityholders with information regarding its terms and conditions. It is not intended to provide any other information about the Company or the Acquisition. The Purchase Agreement contains representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties, and covenants are qualified by information in confidential disclosure schedules that Carrier delivered in connection with the execution of the Purchase Agreement and was made as of the date of the Purchase Agreement, except those made as of a specified date. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Financing SPAs

On July 26, 2021, the Company entered into (i) a Securities Purchase Agreement with BTO Juno Holdings L.P. (“BTO”) and Blackstone Tactical Opportunities Fund – FD L.P. (“BTOF” and together with BTO, the “Blackstone Purchasers”), each an investment vehicle of funds affiliated with The Blackstone Group Inc. (the “Blackstone SPA”), to issue and sell at closing 600,000 shares of the Company’s Series B Perpetual Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), at a price of $1,000 per share for an aggregate purchase price of $600,000,000 (the “Blackstone Private Placement”) and (ii) a Securities Purchase Agreement with Viking Global Equities Master Ltd. (“VGEM”) and Viking Global Equities II LP (“VGE” and together with VGEM, the “Viking Purchasers”, and together with the Blackstone Purchasers, the “Purchasers”) (the “Viking SPA” and together with the Blackstone SPA, the “Financing SPAs”), to issue and sell at closing 200,000 shares of the Series B Preferred Stock at a price of $1,000 per share for an aggregate purchase price of $200,000,000 (the “Viking Private Placement” and together with the Blackstone Private Placement, the “Private Placement”). The Company intends to use the net proceeds from the Private Placement to fund a portion of the Purchase Price.

Each of the Financing SPAs contain customary representations, warranties and covenants of the Company and the Purchasers. The Private Placement is expected to close (the “Private Placement Closing”) concurrently with the consummation of the Closing, subject to customary closing conditions, including, among others: (i) the continued accuracy of the representations and warranties contained in the Financing SPAs; (ii) the performance in all material respects by each party of its respective covenants and agreements under the Financing SPAs; (iii) the closing of the Acquisition either prior to or substantially simultaneously with the Private Placement Closing; and (iv) expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Designation of Series B Preferred Stock

The Series B Preferred Stock to be issued at the Private Placement Closing will have the powers, designations, preferences, and other rights set forth in the form of Certificate of Designation of the Series B Preferred Stock filed as Exhibit B to each of the Financing SPAs (the “Certificate of Designation”). The holders of Series B Preferred Stock (each, a “Holder” and collectively, the “Holders”) will be entitled to dividends on the initial liquidation preference of the Series B Preferred Stock at the rate of 5.5% per annum, payable in cash or in certain circumstances, in kind using the Company’s common stock (the “Common Stock”). The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis. The Series B Preferred Stock will rank senior to the Common Stock and the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company (a “Liquidation”). Upon a Liquidation, each share of Series B Preferred Stock would be entitled to receive the greater of an amount per share equal to the initial liquidation preference of the Series B Preferred Stock, plus all accrued and unpaid dividends and the amount the Series B Preferred Stock would be entitled to receive on an as-converted to Common Stock basis (the “Liquidation Preference”).

Conversion Rights

Each Holder will have the right, at its option, to convert its Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $24.60 per share subject to certain customary adjustments in the event of certain events affecting the price of the Common Stock (the “Conversion Price”).

Subject to certain conditions, the Company may, at its option, require conversion of all, but not less than all, of the outstanding shares of Series B Preferred Stock to Common Stock if the average share volume-weighted average price of the Common Stock for 15 consecutive trading days exceeds 150% of the Conversion Price.

Redemption Rights

The Company may redeem all or any of the Series B Preferred Stock for cash at any time beginning five years after the Private Placement Closing at a price equal to 105% of the purchase price paid by the Purchasers plus any accrued and unpaid dividends. Upon a “Fundamental Change” (involving a change of control or de-listing of the Company as further described in the Certificate of Designation), each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Series B Preferred Stock for an amount equal to the Liquidation Preference (including any accrued and unpaid dividends and a customary make-whole amount).

Voting & Consent Rights

The Holders generally will be entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis.

Additionally, the consent of the Holders of a majority of the outstanding shares of Series B Preferred Stock will be required for so long as any shares of the Series B Preferred Stock remain outstanding for, among other things, (i) amendments to the Certificate of Designation or the Company’s Certificate of Incorporation that would alter or change the powers or preferences of the Series B Preferred Stock, (ii) any increase or decrease of the authorized number of shares of Series B Preferred Stock, (iii) any issuance of shares of Series B Preferred Stock, (iv) the creation of securities that are senior to, or equal in priority with, the Series B Preferred Stock, (v) any amendments to the Company’s organizational documents that have an adverse effect on the Holders, (vi) any action to deregister or delist the Common Stock, or (vii) enter into a transaction with an affiliate of the Company other than on terms no less favorable to the Company than would be obtained in an arms’ length transaction with a bona fide third party, as determined by the board of directors of the Company (the “Board”) in its reasonable judgment. In addition, any action that would adversely affect the rights of any Holder of Series B Preferred Stock in a manner disproportionate to the other Holders of Series B Preferred Stock will require the consent of such affected Holder.

Preemptive Rights

So long as each Holder holds at least 50% of the Series B Preferred Stock issued to them under the Financing SPAs, at any time the Company makes any non-public offering of any capital stock or securities convertible into capital stock (subject certain customary exceptions), each Holder shall have the right to acquire from the Company its pro rata portion of the stock being offered.

Registration Rights Agreement

Holders of Series B Preferred Stock and Common Stock issuable upon conversion of, or payments of dividends on, Series B Preferred Stock pursuant to the Financing SPAs will have certain customary registration rights with respect to such shares of Series B Preferred Stock and Common Stock pursuant to the terms of the Registration Rights Agreement, a form of which is attached as Exhibit C to each of the Financing SPAs (the “Registration Rights Agreement”).

Blackstone Governance Rights

For so long as the Blackstone Purchasers hold 50% of the Series B Preferred Stock issued to them under the Blackstone SPA, the Blackstone Purchasers will have the right to nominate for election one member (the “Series B Director”) to the Board. The Blackstone SPA provides that the Blackstone Purchasers’ initial nominee to serve as Series B Director is David Blitzer, and that Mr. Blitzer will be elected to the Board immediately following the issuance of the Series B Preferred Stock.

Blackstone Standstill

Additionally, for so long as the Blackstone Purchasers have the right to nominate the Series B Director, the Blackstone Purchasers will be subject to certain standstill restrictions pursuant to which the Blackstone Purchasers will be restricted, among other things and subject to certain customary exceptions, from (i) acquiring additional equity securities or securities exchangeable for or convertible into equity securities of the Company; (ii) seeking representation on the Board (beyond their right to elect the Series B Director); (iii) seeking to change or influence the policies or management of the Company (beyond their right to elect the Series B Director); (iv) submitting any stockholder proposal to the Company; and (v) publicly proposing any change of control or other material transaction involving the Company; or supporting or encouraging any person in doing any of the foregoing.

The foregoing description of the terms of the Series B Preferred Stock, the Financing SPAs, the Certificate of Designation, the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Financing SPAs and the exhibits thereto, which are attached hereto as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

The Financing SPAs have been filed to provide investors and securityholders with information regarding their terms and conditions. They are not intended to provide any other information about the Purchasers or the Company. The Financing SPAs contain representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Financing SPAs, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information related to the issuance and sale of Series B Preferred Stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Financing SPAs, the Company has agreed to issue shares of Series B Preferred Stock to the Purchasers at the Private Placement Closing. This issuance and sale will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The Financing SPAs contain representations of the Purchasers that each is an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares of Series B Preferred Stock are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof.

Item 3.03 Material Modification to the Rights of Securities Holders.

As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Financing SPAs, the Company has agreed to issue shares of Series B Preferred Stock to the Purchasers at the Private Placement Closing. The Certificate of Designations will entitle the Holders to certain rights that are senior to the rights of holders of the Common Stock and Series A Preferred Stock, such as rights to certain distributions and rights upon liquidation of the Company. In addition, in connection with the Private Placement Closing, the Company will enter into the

Registration Rights Agreement with the Purchasers relating to the registered resale of the Registrable Securities (as defined therein). The general effect of the issuance of the Series B Preferred Stock and entry into the Registration Rights Agreement upon the rights of the holders of Common Stock is more fully described in Item 1.01 of this Current Report on Form 8-K, which descriptions are incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors.

As described in Item 1.01 of this Current Report on Form 8-K, under the terms of the Blackstone Financing Agreement, for so long as the Blackstone Purchasers hold 50% of the Series B Preferred Stock issued to them under the Blackstone SPA, the Blackstone Purchasers will have the right to nominate for election the Series B Director to the Board. The Blackstone SPA provides that the Blackstone Purchasers’ initial nominee to serve as Series B Director is David Blitzer, and that Mr. Blitzer will be elected to the Board immediately following the issuance of the Series B Preferred Stock.

Item 7.01 Regulation FD Disclosure.

On July 27, 2021, the Company issued a press release announcing the entering into of the Purchase Agreement and the Financing SPAs. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

On July 27, 2021, the Company posted a slide presentation on its investor relations website regarding the Acquisition. The Company’s presentation is furnished as Exhibit 99.2 and is incorporated herein by reference.

All information in the press release and slide presentation is furnished and shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated it by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement by and between Carrier Global Corporation, Carrier Investments UK Limited, Chubb Limited and APi Group Corporation dated as of July 26, 2021.

10.1*	Securities Purchase Agreement by and among APi Group Corporation, BTO Juno Holdings L.P. and Blackstone Tactical Opportunities Fund – FD L.P. dated as of July 26, 2021.

10.2*	Securities Purchase Agreement by and among APi Group Corporation, Viking Global Equities Master Ltd. and Viking Global Equities II LP dated as of July 26, 2021.

99.1	Press release issued by APi Group Corporation, dated July 27, 2021.

99.2	Investor Presentation posted by APi Group Corporation, dated July 27, 2021.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedules or exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Thomas A. Lydon
Name: Thomas A. Lydon
Title: Chief Financial Officer

Date: July 30, 2021